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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement Form S-8 Nos. 333-82841 and 333-86551 of EMusic.com Inc., of our report dated November 19, 1999 on our audit of financial statements of Group K Inc., included in this Current Report (Form 8-K/A dated on or about December 22, 1999, filed with the Securities and Exchange Commission.


/s/ Richard A. Eisner & Company, LLP

New York, New York
December 20, 1999